FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio:  EQ/AXA Franklin Income Core Portfolio -Barclays Aggregate Bond Index (AXA-FI), EQ/AXA Global Bond Plus Portfolio - Barclays Aggregate Index (AXA-GB), AXA Multimanager Core Bond Portfolio (AXA-VIP), AZL Enhanced Bond Index Fund (AZ-CORE), BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC), BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Strategic Bond Trust (BHD), BlackRock Core Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA-USD), BlackRock Total Return Portfolio II (BR-CORE), BlackRock Bond Portfolio (BR-INT), BlackRock Managed Income Portfolio (BR-MINC), BlackRock Multi Sector Bond Fund (BR-MSB), BlackRock Strategic Income Opportunities Portfolio (BR-SIP), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock Total Return Portfolio (Ins - Series) (BVA-TR), BlackRock Balanced Capital VI Fund (FI) (BVI_F), Transamerica Partners Portfolios: Core Bond Portfolio (DIA-CORE), Hirtle Callaghan & Co. Fixed Income II Portfolio (HCIIX), Metropolitan Series BlackRock Bond Income Portfolio (MET-BI), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), Master Total Return Portfolio (MF-BOND), MGI Core Opportunistic Fixed Income Fund (MGI), Bond Index Master Portfolio (MIP_AGG), Nationwide Bond Index Fund (NW-BI), NVIT Bond Index Fund (NW-GBI), UBS PACE Intermediate Fixed Income Investments (UBS-PACE)

2.

Issuer:    NBC Universal, Inc. (2021)

3.

Date of Purchase:  09/27/10

4.

Underwriter from whom purchased:  Morgan Stanley & Co. Incorporated

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.

List Members of Underwriting Syndicate: Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Daiwa Capital Markets America Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, Gleacher & Company Securities, Inc., Lloyds TSB Bank plc, RBC Capital Markets Corporation, Santander Investment Securities Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., Banca IMI S.p.A., Credit Agricole Securities (USA) Inc., Mediobanca - Banca di Credito Finanziario S.p.A., BNY Mellon Capital Markets, LLC, Raymond James & Associates, Inc., TD Securities (USA) LLC, Blaylock Robert Van LLC., CastleOak Securities, L.P., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., The Williams Capital Group, L.P.

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered: (AXA-FI) $100,000 out of $2,000,000,000; (AXA-GB) $400,000 out of $2,000,000,000; (AXA-VIP) $1,595,000 out of $2,000,000,000; (AZ-CORE) $650,000 out of $2,000,000,000; (BATSC) $2,050,000 out of $2,000,000,000; (BCS_F) $510,000 out of $2,000,000,000; (BHD) $1,025,000 out of $2,000,000,000; (BHK) $995,000 out of $2,000,000,000; (BNA-USD) $995,000 out of $2,000,000,000; (BR-CORE) $6,095,000 out of $2,000,000,000; (BR-INT) $2,650,000 out of $2,000,000,000; (BR-MINC) $1,305,000 out of $2,000,000,000;(BR-MSB) $280,000 out of $2,000,000,000; (BR-SIP) $2,240,000 out of $2,000,000,000; (BR_AA_FI) $530,000 out of $2,000,000,000; (BVA-BF) $525,000 out of $2,000,000,000; (BVA-TR) $245,000 out of $2,000,000,000; (BVI_F) $30,000 out of $2,000,000,000; (DIA-CORE) $4,425,000 out of $2,000,000,000; (HCIIX) $965,000 out of $2,000,000,000; (MET-BI) $5,735,000 out of $2,000,000,000; (METD_B) $1,245,000 out of $2,000,000,000; (MF-BOND) $9,450,000 out of $2,000,000,000; (MGI) $300,000 out of $2,000,000,000; (MIP_AGG) $100,000 out of $2,000,000,000; (NW-BI)$400,000 out of $2,000,000,000; (NW-GBI) $800,000 out of $2,000,000,000; (UBS-PACE) $1,900,000 out of $2,000,000,000

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $315,000,000 out of $2,000,000,000

8.

Purchase price (net of fees and expenses):  $ 99.975

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X____

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X___

c.

The underwriting was a firm commitment

underwriting.

_X___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X____

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X____

Approved by: __Walter Mello______    Date:       _10/19/10__

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